SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 9, 2003

                             ALLOU HEALTHCARE, INC.
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               (Exact Name of Registrant as Specified in Charter)


              Delaware                    1-10340                 11-2953972
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(State or Other Jurisdiction           (Commission              (IRS Employer
      of Incorporation)                  File No.)           Identification No.)


50 Emjay Boulevard, Brentwood, New York                              11717
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(Address of Principal Executive Offices)                          (Zip Code)


        Registrant's telephone number, including area code (631) 273-4000

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Item 3.    Bankruptcy or Receivership.
           --------------------------

           On April 9, 2003, a group of lenders led by Congress Financial Corporation (the "Lenders") filed an involuntary petition for bankruptcy against
M. Sobol, Inc., Allou Distributors, Inc., Direct Fragrances, Inc., and Stanford Personal Care Manufacturers, Inc., which are principal operating subsidiaries of Allou Healthcare, Inc. (the "Company"). This filing was made under the provisions of chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of New York. Also on April 9, 2003, the subsidiaries consented to this chapter 11 filing by the Lenders, thus converting the proceeding to a "voluntary" case under chapter 11 of the Bankruptcy Code.

           On April 9, 2003, the Company issued a press release announcing the bankruptcy filing and furnished a copy of that press release to the Securities and Exchange Commission pursuant to item 5 of Form 8-K.

           On April 21, 2003, the Lenders filed an involuntary petition for bankruptcy against the Company and two of its subsidiaries, Rona Beauty Supplies, Inc. and Trans World Grocers, Inc. This filing was made under the provisions of chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of New York.

Item 5.    Other Events.
           ------------

           Allou Healthcare, Inc. (the "Company"), announced the preliminary results of an investigation of its inventory and accounts receivable. The preliminary results of the investigation indicate that in recent reports to the Company's lenders inventory was overstated by approximately $35,000,000 and that accounts receivable was overstated by between $75,000,000 and $80,000,000, for a total overstatement of between $110,000,000 and $115,000,000. Further investigation is underway to determine the more approximate amount of the overstatements.

           The Company has terminated its employment of Victor Jacobs, Herman Jacobs, David Shamilzadeh and Jacob Jacobs. Victor Jacobs had been employed by the Company as Chairman of the Board; Herman Jacobs had been employed by the Company as Chief Executive Officer; David Shamilzadeh had been employed by the Company as President and Chief Financial Officer; and Jacob Jacobs had been employed by the Company as Executive Vice President. Each of the four terminated employees has retained his seat on the Company's board of directors, with Victor Jacobs still holding the board position of Chairman.

           Stuart Glasser and Jeffrey Berg have resigned from the Company's Board of Directors. Mr. Glasser and Dr. Berg were two of the Company's three outside directors. The remaining five directors are Mr. Sol Naimark, who is not employed by the Company, and Victor Jacobs, Herman Jacobs, David Shamilzadeh and Jacob Jacobs, each of whom was previously employed by the Company as noted above.

           A press release announcing these events is attached to this Form 8-K as Exhibit 99.



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Item 7.    Financial Statements and Exhibits.
           ---------------------------------

(a)        Financial Statements.

           Not applicable.

(b)        Pro Forma Financial Information.

           Not applicable.

(c)        Exhibits.

Exhibit No.             Description
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      99                Press Release of the Company, dated April 24, 2003






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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ALLOU HEALTH CARE, INC.


Date:    April 24, 2003                By:  /s/ Richard A. Sebastiao
                                            -----------------------------
                                            Name:  Richard A. Sebastiao
                                            Title: Chief Restructuring Officer